Exhibit 10.11

TABLE OF CONTENTS

1.1	LEASE OF PREMISES		1

2.1	DEFINITIONS		1

3.2	EXHIBITS AND ADDENDA		2

4.2	DELIVERY OF POSSESSION		2

5.3	INTENDED USE OF THE PREMISES		2

6.3	RENT		2

	6.1.3	Payment of Rent

	6.2.3	Adjusted Base Rent

	6.3.3	Additional Rent for Increases in Tax Costs and Operating Expenses

	6.4.5	Determination and Payment of Tax Costs and Operating Expenses

	6.5.5	Definition of Rent

	6.6.5	Taxes on Tenant’s Use and Occupancy

7.6	LATE CHARGES		6

8.6	SECURITY DEPOSIT		6

9.6	TENANTS USE OF THE PREMISES		6

	9.1.6	Use

	9.2.7	Observance of Law

	9.3.7	Insurance

	9.4.7	Nuisance and Waste

	9.5.7	Load and Equipment Limits

	9.6.7	Hazardous Material

10.8	SERVICES AND UTILITIES		8

11.9	REPAIRS AND MAINTENANCE		9

	11.1.9	Landlord’s Obligations

	11.2.9	Tenant’s Obligations

	11.3.9	Compliance with Law

	11.4.9	Notice of Defect

	11.5.9	Landlord’s Liability

12.10	CONSTRUCTION, ALTERATIONS AND ADDITIONS		10

	12.1.10	Landlord’s Construction Obligations

	12.2.10	Tenant’s Construction Obligations

	12.3.10	Tenant’s Alterations and Additions

	12.4.10	Payment

	12.5.10	Property of Landlord

13.10	LEASEHOLD IMPROVEMENTS; TENANTS PROPERTY		10

	13.1.10	Leasehold Improvements

	13.2.10	Tenant’s Property

14.11	INDEMNIFICATION		11

	14.1.11	Tenant Indemnification

	14.2.11	Landlord Not Liable

15.11	TENANT’S INSURANCE		11

	15.1.11	Insurance Requirement

	15.2.11	Minimum scope of Coverage

	15.3.12	Minimum Limits of Insurance

	15.4.12	Deductible and Self-Insured Retention

	15.5.12	Increases in Insurance Policy Limits

	15.6.12	Waiver of Subrogation

	15.7.12	Landlord’s Right to Obtain Insurance for Tenant

16.12	DAMAGE OR DESTRUCTION		12

	16.1.12	Damage

	16.2.13	Repair of Premises in Excess of One Hundred Eighty Days

	16.3.13	Repair Outside Premises

	16.4.13	Tenant Repair

	16.5.13	Election Not to Perform Landlord’s Work

	16.6.13	Express Agreement

17.13	EMINENT DOMAIN		13

	17.1.13	Whole Taking

	17.2.13	Partial Taking

	17.3.13	Proceeds

	17.4.13	Landlord’s Restoration

18.14	ASSIGNMENT AND SUBLETTING		14

	18.1.14	No Assignment or Subletting

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	18.2.14	Landlord’s Consent

	18.3.15	Tenant Remains Responsible

	18.4.15	Conversion to a Limited Liability Entity

	18.5.15	Payment of Fees

19.16	DEFAULT		16

	19.1.16	Tenant’s Default

	19.2.16	Landlord Remedies

	19.3.17	Damages Recoverable

	19.4.17	Landlord’s Right to Cure Tenant’s Default

	19.5.17	Landlord’s Default

	19.6.17	Mortgage Protection

	19.7.17	Tenant’s Right to Cure Landlord’s Default

20.18	WAIVER		18

21.18	SUBORDINATION AND ATTORNMENT		18

22.18	TENANT ESTOPPEL CERTIFICATES		18

	22.1.18	Landlord Request for Estoppel Certificate

	22.2.18	Failure to Execute

23.18	NOTICE		18

24.19	TRANSFER OF LANDLORD’S INTEREST		19

25.19	SURRENDER OF PREMISES		19

	25.1.19	Clean and Same Condition

	25.2.19	Failure to Deliver Possession

	25.3.19	Property Abandoned

26.19	HOLDING OVER		19

27.19	RULES AND REGULATIONS		19

28.19	CERTAIN RIGHTS RESERVED BY LANDLORD		19

	28.1.20	Name

	28.2.20	Signage

	28.3.20	Access

	28.4.20	Physical Changes

	28.5.20	Inspection

	28.6.20	Entry

	28.7.20	Common Area Regulation

29.20	ADVERTISEMENTS AND SIGNS		20

30.20	RELOCATION OF PREMISES		20

31.20	GOVERNMENT ENERGY OR UTILITY CONTROLS		20

32.20	FORCE MAJEURE		20

33.21	BROKERAGE FEES		21

34.21	QUIET ENJOYMENT		21

35.21	TELECOMMUNICATIONS		21

	35.1.21	Telecommunications Companies

	35.2.21	Tenant’s Obligations

	35.3.21	Landlord’s Consent

	35.4.22	Indemnification

	35.5.22	Landlord’s Operation of Building Telecommunications Lines and Systems

36.22	MISCELLANEOUS		22

	36.1.22	Accord and Satisfaction; Allocation of Payments

	36.2.22	Addenda

	36.3.22	Attorneys’ Fees

	36.4.22	Captions and Section Numbers

	36.5.22	Changes Requested by Lender

	36.6.22	Choice of Law

	36.7.22	Consent

	36.8.22	Authority

	36.9.23	Waiver of Right to Jury Trial

	36.10.23	Counterparts

	36.11.23	Execution of Lease; No Option

	36.12.23	Furnishing of Financial Statements; Tenant’s Representations

	36.13.23	Further Assurances

	36.14.23	Prior Agreements; Amendments

	36.15.23	Recording

	36.16.23	Severability

	36.17.23	Successors and Assigns

	36.18.23	Time Is of the Essence

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LEASE

This lease between Glenborough Fund V, Limited Partnership, a Delaware limited partnership (herein Landlord), and Cynosure, Inc., a Delaware corporation (herein Tenant), is dated for reference purposes only as of this 31 day of January, 2005.

1.	LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described in Section 2.13. The Premises are located within the Building and Project (as described in Sections 2.13. and 2.14.). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.5.). This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.

2.	DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

2.1.	ADJUSTMENT DATE: INTENTIONALLY OMITTED.

2.2.	ANNUAL BASE RENT:

$697,712.50 beginning April 1, 2005 ending March 31, 2006

$711,666.75 beginning April 1, 2006 ending March 31, 2007

$767,483.75 beginning April 1, 2007 ending March 31, 2009

$823,300.75 beginning April 1, 2009 ending March 31, 2011

$879,117.75 beginning April 1, 2011 ending March 31, 2012

2.3.	BASE YEAR: Calendar Year 2005 for Operating Expenses; Fiscal Year 2005 for Tax Costs.

2.4.	COMMENCEMENT DATE: April 1, 2005. If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.5.	COMMON AREA: The building lobbies, common corridors and hallways, rest rooms, parking areas and other generally understood public or common areas.

2.6.	EXPIRATION DATE: March 31, 2012, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.7.	INDEX (Section 6.2.): INTENTIONALLY OMITTED

2.8.	LANDLORD’S ADDRESS FOR NOTICE:

c/o Glenborough Realty Trust Incorporated

400 South El Camino Real, Suite 1100

San Mateo, CA 94402-1708

ATTN: Legal Department

          RENT PAYMENT ADDRESS:

Glenborough Fund V, Limited Partnership

PO Box 6022

Hicksville, NY 11802-6022

          TENANTS MAILING ADDRESS:

Cynosure, Inc.

10 Elizabeth Drive

Chelmsford, MA 01824

With a courtesy copy to:

Hanify & King P.C.

1 Beacon Street, 21st Floor

Boston, MA 02108

Attn: Daniel J. Lyne, Esq.

2.9.	LISTING AND LEASING AGENT(S): Grubb & Ellis and CB Richard Ellis/Whitter Partners.

2.10.	MONTHLY INSTALLMENTS OF BASE RENT:

$58,142.71 beginning April 1, 2005 ending March 31, 2006

$59.305.56 beginning April 1, 2006 ending March 31, 2007

$63,956.98 beginning April 1, 2007 ending March 31, 2009

$68.608.40 beginning April 1, 2009 ending March 31, 2011

$73,259.81 beginning April 1, 2011 ending March 31, 2012

2.11.	NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

2.12.	PARKING: Tenant shall be entitled to the nonexclusive use of one hundred ninety-five (195) parking spaces. The charge for parking shall be $0.00 per month per parking space for the initial term of this Lease. Landlord may permit Tenant to rent additional spaces, if available, at the then current parking rate. Each such additional parking space, however, shall not be a part of this Lease, and Landlord reserves the right to adjust the parking rate for each additional parking space at any time and to terminate the rental of such additional parking spaces at any time.

2.13.	PREMISES: That portion of the entire first lst floor and a portion of the second 2nd floor(s) of the Building located at 5 Carlisle Road. Westford. Massachusetts, commonly referred to as suite 100 and suite 200, as shown by diagonal lines on Exhibit “A”. For purposes of this Lease, the Premises is deemed to contain approximately 55,817 square feet of Rentable Area.

2.14.	PROJECT: The building of which the Premises are a part (the Building) and any other buildings or improvements on the real property (the Property) located at 5 Carlisle Road. Westford, Massachusetts and further described in Exhibit “B”. The Project is commonly known as Westford Corporate Center.

2.15.	RENTABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

2.16.	SECURITY DEPOSIT (Section 8.): $200,000.00, subject to section 41 of this lease.

2.17.	STATE: The Commonwealth of Massachusetts.

2.18.	TENANT’S FIRST ADJUSTMENT DATE (Section 6.2.): INTENTIONALLY OMITTED.

2.19.	TENANT’S PROPORTIONATE SHARE: 68.4%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one (1) Building, and, for purposes of this Lease, the Building is deemed to contain approximately 81,632 square feet of Rentable Area.

2.20.	TENANT’S USE (Section 9.): Executive office and research and development use for a medical and aesthetic laser company and assembly of laser devices.

2.21.	TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.	EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

3.1.	Exhibit A - Floor Plan showing the Premises.
3.2.	Exhibit B - Site Plan of the Project.
3.3.	Exhibit C - Building Standard Tenant Improvements.
3.4.	Exhibit D - Work Letter and Drawings.
3.5.	Exhibit E - Rules and Regulations.
3.6.	Exhibit F - Sign Criteria.

Addenda:	Attached hereto and made a part of this Lease by reference are Sections 37-41.

4.	DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Notwithstanding the foregoing to the contrary, if Landlord has not delivered the Premises to Tenant, with all of Landlord’s Work substantially complete, on or before August 1, 2005, for any reason other than delays caused by Tenant and force majeure, then Landlord shall reimburse Tenant for any holdover rent that Tenant’s current landlord charges Tenant and that Tenant actually pays for not vacating Tenant’s current space up and until Landlord delivers possession. Delivery of possession shall be deemed to occur on the earlier of the date Landlord receives a Certificate of Occupancy or upon substantial completion of the Premises (as certified by Landlord’s architect) but not earlier than April 1, 2005. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing).

Following the full execution of the Lease and Landlord’s receipt of Certificates of Insurance evidencing coverage as required under the Lease, Tenant shall be entitled to enter the Premises prior to the Commencement Date solely for the purpose of installing its wiring, trade fixtures, equipment and personal property therein (provided however, such installation activities shall not interfere with the completion of Landlord’s Work.)

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”, unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”.

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to Exhibit “D”, loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.

5.	INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.

6.	RENT.

6.1. Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.8., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.

6.2. Adjusted Base Rent. INTENTIONALLY OMITTED.

6.3. Additional Rent for Increases in Tax Costs and Operating Expenses. If, in any calendar year during the Term of this Lease, Landlord’s Tax Costs and Operating Expenses (as hereinafter defined) for the Project (hereinafter sometimes together referred to as Direct Costs) shall be higher than in the Base Year specified in Section 2.3., Additional Rent for such Direct Costs payable hereunder shall be increased by an amount equal to Tenant’s Proportionate Share of the difference between Landlord’s actual Direct Costs for such calendar year and the actual Direct Costs of the Base Year. However, if during any calendar year of the Term the occupancy of the Project is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during that calendar year. This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. For purposes hereof, “variable components’ shall include only those Operating Expenses that are affected by variations in occupancy levels.

6.3.1. Definitions. As used in this Section 6.3.1., the following terms shall have the following meanings:

6.3.1.1. Tax Costs shall mean any and all real estate taxes, other similar charges on real property or improvements, assessments, water and sewer charges and all other charges (but in no event Landlord’s income or estate taxes) assessed, levied, imposed or becoming a lien upon part or all of the Project or the appurtenances thereto, or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which may be imposed, levied, assessed or charged by the United States or the State, County or City in which the Project is located, or any other local government authority Agency or political subdivision thereof. Tax Costs for each tax year shall be apportioned to determine the Tax Costs for the subject calendar years.

Landlord at Landlord’s sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant’s Proportionate Share of all costs incurred by Landlord in connection with the contest.

6.3.1.2. Operating Expenses shall mean any and all expenses incurred by Landlord in connection with the management, maintenance, operation, and repair of the Project, the equipment, adjacent walks, Common Area, parking areas, the roof, landscaped areas, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker’s compensation, and other costs related to employees engaged in the management, operation, maintenance and/or repair of the Project; any and all assessments or costs incurred with respect to Covenants, Conditions and/or Restrictions, Reciprocal Easement Agreements or similar documents affecting the Building or Project, if any; the cost of all charges to Landlord for electricity, natural gas, air conditioning, steam, water, and other utilities furnished to the Project including any taxes thereon; reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third-party consultants, accountants and attorneys; a management fee not greater than five percent (5%) of the gross Base Rent and Additional Rent received for the project; energy studies and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Building telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in Section 35. hereof); reasonable reserves for replacements as may be customary in the geographic area in which the Project is located; the cost of license fees related to the Project; the cost of all charges for property (all risk), liability, rent loss and all other insurance for the Project to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Project or the Building, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of properties comparable to the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any intra-building cabling network (“ICN”); and the cost of any janitorial, utility or other services to be provided by Landlord.

Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements, including to the roof and foundation (except any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project (xiii) any cost incurred by Landlord to test, survey, clean up, contain, abate, remove or otherwise remedy any Hazardous Materials not caused or brought into the Building by Tenant or any of Tenant’s agents, assigns or invitees (as defined in Section 9.6 herein) which was in violation of applicable laws at time of introduction; (xiv) costs incurred by Landlord to rectify any violation of the Americans with Disabilities Act of 1990 (including amendments) which violation is in effect on the date hereof; (xv) other than specifically with respect to Building operations, costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity such as trustee’s fees, annual fees, partnership or organization or administration expenses and deed recordation expenses.

6.4. Determination and Payment of Tax Costs and Operating Expenses.

6.4.1. On or before the last day of each December during the Term of this Lease, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the succeeding calendar year. If such statement of projected Direct Costs indicates the Direct Costs will be higher than in the Base Year, then the Rent due from Tenant hereunder for the next succeeding year shall be increased by an amount equal to Tenant’s Proportionate Share of the difference between the projected Direct Costs for the calendar year and the Base Year. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant’s receipt of either such statement, Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on Landlord’s statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord’s failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord’s right to any Rent adjustment provided for herein.

6.4.2. On or before the first day of each April during the Term of this Lease, Landlord shall furnish to Tenant a written statement of reconciliation (the Reconciliation) showing in reasonable detail Landlord’s actual Direct Costs for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid as estimated Rent adjustments during the prior year with those sums actually payable for such prior year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of such Reconciliation. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the sums next becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord’s failure to deliver nor late delivery of such Reconciliation to Tenant by April first shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Rent due hereunder.

6.4.3. So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within thirty (30) days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to commercial property operations. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant. In the event Tenant’s audit of Landlord’s books and records reveals an error in Landlord’s computation of Direct Costs such that Direct Costs for the Building for the year in question were overstated in an amount greater than five percent (5%) Landlord shall promptly reimburse Tenant for the reasonable costs expended by Tenant in performing such audit, excluding travel expenses. If such audit reveals that Landlord has over-charged Tenant, then Landlord shall promptly reimburse to Tenant the amount of such over-charge.

6.5. Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Base Rent, is sometimes referred to as Rent).

6.6. Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the

Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.	LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.

8.	SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.16. as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) business days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19 hereof.

If Tenant defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) business days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant’s failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19 hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then upon the earlier of (i) thirty (30) days from the Expiration Date or (ii) within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

9.	TENANT’S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

9.1. Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.20. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

9.1.1. If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld. Landlord’s consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

9.2. Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). Landlord agrees to construct the Landlord’s Work to be performed in the Premises pursuant to Section 12.1 of this Lease (subject to the Allowance), in compliance with all applicable laws, including the ADA. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant. Landlord, at its sole cost and expense (except to the extent properly included in Operating Expenses), shall be responsible for correcting any violations of the ADA with respect to the Premises and the Common Areas of the Building, provided that Landlord’s obligation with respect to the Premises shall be limited to violations that arise out of the Landlord’s Work (as defined in Section 37 of the Addendum) to be performed pursuant to Exhibit “D” attached hereto and/or the condition of the Premises prior to the installation of any furniture, equipment and other personal property to Tenant. Notwithstanding the foregoing, Landlord may contest any alleged violations, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, may assert any and all defenses permitted by law and may appeal any decisions, judgments or rulings as permitted by law.

9.3. Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

9.4. Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.5. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant upon Landlord’s demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project. Tenant shall have reasonable access to two (2) shared loading docks located on the first (1st) floor of the Premises.

9.6. Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance (“Hazardous Material”). If Landlord grants its consent, Tenant shall comply with all applicable laws with respect to such Hazardous Material, including all laws affecting the use, storage and disposal thereof. If the presence of any Hazardous Material brought to the Premises, Building or Project by Tenant or Tenant’s employees, agent or contractors results in contamination, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such Hazardous Material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or Hazardous Material whether or not consent to same has been granted by Landlord. Tenant’s duty to defend, hold-harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of Hazardous Material; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of Hazardous Material in the Premises or on or about the Project.

Landlord represents that, to its actual knowledge and without the requirement of further investigation, any emission, handling, transportation, storage, treatment or usage of hazardous materials that has occurred on the Premises prior to the execution date of the Lease has been substantially in compliance with all applicable federal state, and local laws, regulations and ordinances.

Notwithstanding the foregoing, Landlord shall indemnify Tenant for any damages, costs, liability, etc. to the extent arising from any hazardous materials existing in the Premises as of the date of execution hereof, as well as any hazardous materials introduced onto the Premises by Landlord after the date of execution of the Lease.

Medical waste and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant’s expense, in accordance with all applicable laws and regulations. No material shall be placed in Project trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

10.	SERVICES AND UTILITIES.

Landlord agrees to furnish services and utilities to the Premises during normal business hours on generally recognized business days subject to the Rules and Regulations of the Building or Project and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity, heating, ventilation and air conditioning (HVAC) as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises; lighting replacement for building standard lights; window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply common area water for drinking, cleaning and restroom purposes only. Tenant, at Tenant’s sole cost and expense, shall supply all paper and other products used within the Premises. During normal business hours on generally recognized business days, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building and shall furnish elevator service and restroom supplies. Landlord may provide telecommunications lines and systems as discussed in Section 35, hereof. Landlord represents that it previously replaced two (2) of the roof top HVAC units and that Landlord shall replace the two (2) non-dedicated primary rooftop HVAC units within two (2) years of the date of execution of this Lease, at Landlord’s sole cost and expense.

If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, at any time and from time to time during the Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services. Notwithstanding the foregoing, if the HVAC and electrical services Landlord is required to provide to the Premises hereunder are not provided to the Premises for a period of more than five (5) consecutive days following Landlord’s notice from Tenant of the absence of such service(s), and if a materially adverse effect on Tenant’s ability to conduct its business in the Premises results from the absence of such service(s), such that Tenant is prevented from using and does not use the Premises or any portion thereof, then all rental under this Lease shall abate starting of the sixth (6th) consecutive day and continuing during the period such service(s) is not provided in proportion to the portion of the Premises that Tenant is prevented from using and does not use and such abatement shall continue until such date and time as such service(s) is re-established.

Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines, word processing equipment, personal computers, or machines using in excess of 220 volts, which consumes more electricity than is usually furnished or supplied for the use of desk top office equipment and photocopy equipment ordinarily in use in premises designated as general office space, as determined by Landlord.

Tenant shall not connect any apparatus to electric current except through existing electrical outlets in the Premises.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider.

Tenant acknowledges and agrees that separate metering of utilities is currently furnished to the Premises and accounts for all such separately metered utilities shall be in Tenant’s name and paid for by Tenant.

If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand therefor.

Tenant shall not dispose of more than five (5) gallons of water from manufacturing operations in any consecutive three (3) hour time period.

11.	REPAIRS AND MAINTENANCE.

11.1. Landlord’s Obligations. Landlord shall make structural repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building. If applicable, Landlord shall also maintain in good order, condition and repair the ICN, the cost of which is a reimbursable expense unless responsibility therefor is assigned to a particular tenant.

11.2. Tenant’s Obligations.

11.2.1. Tenant shall, at Tenant’s sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any.

11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant’s use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

11.3. Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.

11.4. Notice of Defect. If it is Landlord’s obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

11.5. Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises.

12.	CONSTRUCTION, ALTERATIONS AND ADDITIONS.

12.1. Landlord’s Construction Obligations. Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “D”.

12.2. Tenant’s Construction Obligations. NONE.

12.3. Tenant’s Alterations and Additions. Except as provided in Section 12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All of Tenant’s Work described in Exhibit “D”, as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

12.4. Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

12.5. Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 12.2.

13.	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

13.1. Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 12.5 and 13.2. unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant’s sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

13.2. Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

14.	INDEMNIFICATION.

14.1. Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents.

14.2. Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord’s gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.	TENANT’S INSURANCE.

15.1. Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A: VII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.

15.2. Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 15.

15.2.1. Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

15.2.2. Workers’ Compensation insurance as required by law, and Employers Liability insurance.

15.2.3. Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

15.2.4. Business Auto Liability.

Landlord shall, during the Term hereof, maintain in effect similar insurance on the Building and Common Area.

15.2.5. Business Interruption and Extra Expense Insurance.

15.3. Minimum Limits of Insurance. Tenant shall maintain limits not less than:

15.3.1. Commercial General Liability: $1,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

15.3.2. Employer’s Liability: $1,000,000 per accident for bodily injury or disease.

15.3.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

15.3.4. Business Auto Liability: $1,000,000 per accident.

15.3.5. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

15.4. Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $25,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

15.5. Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15. are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

15.7. Landlord’s Right to Obtain Insurance for Tenant. If Tenant is in default for failing to obtain the insurance coverage or provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty-five percent (25%) service charge.

16.	DAMAGE OR DESTRUCTION.

16.1. Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4, hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., “partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.

16.2. Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.3. Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.4. Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

16.5. Election Not to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

16.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17.	EMINENT DOMAIN.

17.1. Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

17.2. Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted.

17.3. Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

17.4. Landlord’s Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.

18.	ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

18.1. No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:

18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

18.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded. Notwithstanding the foregoing, so long as Tenant’s Use does not change. Tenant shall have the right to assign the Lease without Landlord’s consent to: i) Tenant’s wholly-owned subsidiary; ii) Tenant’s parent corporation, or subsidiary of parent corporation: iii) the surviving entity if Tenant merges or consolidates (it being agreed that such merger or consolidation shall be permitted subject to the provisions of this clause (iii)), provided that the surviving entity has a net worth at least equal to that of Tenant prior to such merger or consolidation: iv) in the event of a public offering of Tenant’s shares on a major national stock exchange, or (v) in the event of a sale of substantially all assets of the Tenant. In the event of such an assignment. Tenant shall provide Landlord prior written notice of the assignment, which notice shall include the identity of the assignee, the anticipated date of the assignment and the forwarding address of the assignor, if applicable. Nothing contained herein shall relieve Tenant (or the assignor, as the case may be) of its obligations under the Lease.

18.2. Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

18.2.1. Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

18.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

18.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;

18.2.1.3. whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

18.2.1.4.

18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 18. have been fulfilled.

18.3. Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

18.4. Conversion to a Limited Liability Entity. Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

18.4.1. Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay such consent provided that:

18.4.1.1. The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

18.4.1.2. The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

18.4.1.3. Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the propose effective date of such conversion.

18.5. Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee not to exceed Three Hundred and 00/100 Dollars ($300.00) so long as Tenant does not request changes to the Lease or Landlord’s standard form of consent.

19.	DEFAULT.

19.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

19.1.1. If Tenant abandons the Premises or vacates the Premises for three (3) consecutive months.

19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after receipt of Notice thereof from Landlord to Tenant.

19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

19.1.4. Tenant’s failure to occupy the Premises within sixty (60) days after delivery of possession (as defined in Section 4. hereof).

19.1.5. Tenant’s failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for seven (7) days after receipt of Notice from Landlord to Tenant.

19.1.6. To the extent provided by law:

19.1.6.1. If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or

19.1.6.2. If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or

19.1.6.3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety (90) days; or

19.1.6.4. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so); or

19.1.6.5. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1. through above.

19.2. Landlord Remedies. In the event of Tenant’s default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:

19.2.1. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2. or 19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting. Provided, however, (i) Landlord shall be obligated to use reasonable efforts to mitigate all damages due to Landlord as a result of any event of default and (ii) any and all of Landlord’s remedies described herein below resulting from any event of default shall be exercised only in accordance with, and to the extent permitted by applicable law.

19.3. Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:

19.3.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

19.3.2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

19.3.3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

19.3.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

19.4. Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

19.5. Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

19.6. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

19.7. Tenant’s Right to Cure Landlord’s Default. If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of

Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

20.	WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.	SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease. Upon written request of Tenant as a condition precedent to the future subordination of this Lease to a future mortgage. Landlord shall use reasonable efforts to secure, at no cost to Landlord, a subordination, nondisturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, to Landlord and to the lender, from any future lender on the Building.

22.	TENANT ESTOPPEL CERTIFICATES.

22.1. Landlord Request for Estoppel Certificate. Within ten (10) days after receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

22.2. Failure to Execute. Tenant’s failure to execute and deliver such statement within the reasonable time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.

23.	NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for

Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.	TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord’s obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25.	SURRENDER OF PREMISES.

25.1. Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 13.2. shall be repaired (in accordance with Landlord’s reasonable direction) no later than the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

25.2. Failure to Deliver Possession. If Tenants fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 12.3., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

25.3. Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.	HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord’s consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party, effective on the last day of a calendar month, by delivering a Notice to the other party at least thirty (30) days prior thereto. Nothing contained in this Section 26. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.	RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “E” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

28.	CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant’s use or possession of the Premises.

28.1. Name. To name the Building and Project and to change the name or street address of the Building or Project.

28.2. Signage. To install and maintain all signs on the exterior and interior of the Building and Project.

28.3. Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes. Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to any of Landlord’s reasonable security procedures.

28.4. Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant.

28.5. Inspection. At any time during the Term, and on reasonable prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

28.6. Entry. To enter the Premises upon reasonable prior notice to Tenant (except in the event of an emergency) for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

28.7. Common Area Regulation. To exclusively regulate and control use of the Common Area.

29.	ADVERTISEMENTS AND SIGNS.

Subject to Section 40. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

30.	RELOCATION OF PREMISES.

Upon the prior written consent of Tenant, said consent shall not be unreasonably withheld. Landlord shall have the right to relocate the Premises to another part of the Building at any time after the execution and delivery of the Lease upon at least one hundred twenty(120) days prior Notice to Tenant. The new premises shall be similar in size to the Premises described in this Lease and shall be leased to Tenant on the same terms and conditions as provided in the Lease, except that if the new premises contains more or less square footage, then there shall be a proportionate adjustment in Rent. Landlord shall pay reasonable expenses incurred by Tenant as a result of the relocation, including without limitation, moving Tenant’s Property to the new premises. Upon completion of such relocation, the new premises shall be the Premises for all purposes under the Lease and the parties shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

31.	GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.	FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

33.	BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

34.	QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.	TELECOMMUNICATIONS.

35.1. Telecommunications Companies. Tenant and Tenant’s telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies (“Telecommunications Companies”), shall have no right of access to and within the lands or Buildings comprising the Project for the installation and operation of telecommunications lines and systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as “Telecommunications Lines”), without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may perform any installation, repair and maintenance to its Telecommunications Lines without Landlord’s consent where the equipment being installed, repaired or maintained is not located in an area in which the Telecommunications Lines or any part thereof of any other tenant or of Landlord are located.

35.2. Tenant’s Obligations. If at any time, Tenant’s Telecommunications Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant’s telecommunications equipment in Tenant’s telephone equipment room or other location, to some other point, or in any other manner transfer any obligations or liabilities for telecommunications to Landlord or Tenant, whether by operation of law or otherwise, upon Landlord’s election, Tenant shall, at Tenant’s sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord’s election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the Telecommunications Lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the Telecommunications Lines serving Tenant in the Building and repair any damage caused thereby (to Landlord’s reasonable satisfaction).

Prior to the commencement of any alterations, additions, or modifications to the Telecommunications Lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord’s prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, and the identity of the entity that will perform the work, for which, except as otherwise provided in Section 35.3. below, Landlord may withhold consent, said consent not to be unreasonably withheld, delayed, or conditioned.

35.3. Landlord’s Consent. Without in any way limiting Landlord’s right to withhold its consent to a proposed request for access, or for alterations, additions or modifications of the Telecommunications Lines serving Tenant in the Building, Landlord shall consider the following factors in making its determination:

35.3.1. If the proposed actions of Tenant and its Telecommunications Companies will impose new obligations on Landlord, or expose Landlord to liability of any nature or description, or increase Landlord’s insurance costs for the Building, or create liabilities for which Landlord is unable to obtain insurance protection, or imperil Landlord’s insurance coverage;

35.3.2. If Tenant’s Telecommunications Companies are unwilling to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications Lines;

35.3.3. If Tenant and its Telecommunications Companies would cause any work to be performed that would adversely affect the land and Building or any space in the Building in any manner; 35.3.4. If Tenant encumbers or mortgages its interest in any telecommunications wiring or cabling; or

35.3.5. If Tenant is in default under this Lease.

35.4. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Project and Building; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Building (except to the extent caused by the gross negligence or willful misconduct of Landlord); (3) any lawsuit brought settlement reached, or governmental order relating to such Telecommunications Lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Telecommunications Lines, including, without limitation, attorney and consultant fees, court costs and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be required to maintain, repair or replace any Building systems or any portions thereof, when such maintenance, repair or replacement is caused in whole or in part by the failure of any such system or any portions thereof, and/or the requirements of any governmental authorities. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord’s contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

35.5. Landlord’s Operation of Building Telecommunications Lines and Systems. Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord’s sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

36. MISCELLANEOUS.

36.1. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

36.2. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

36.3. Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

36.4. Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

36.5. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

36.6. Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

36.7. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

36.8. Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

36.9. Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

36.10. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

36.11. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

36.12. Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, but not more often than once per calendar year, unless Tenant is in default or in the event of a sale or refinance of the Building. Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition. Tenant, to the best of its knowledge, represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

36.13. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

36.14. Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “E” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

36.15. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant or Landlord, upon the request of the other party shall execute and acknowledge a short form memorandum of this Lease (Notice of Lease) for recording purposes.

36.16. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

36.17. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

36.18. Time Is of the Essence. Time is of the essence of this Lease.

[REMAINDER OF THE PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURES APPEAR ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.

LANDLORD:

GLENBOROUGH FUND V, LIMITED PARTNERSHIP,

a Delaware limited partnership

By:	GRTV, Inc.,
a Delaware corporation
Its General Partner

By:	/s/ [ILLEGIBLE]
Its [ILLEGIBLE]

TENANT:
CYNOSURE, INC., a Delaware corporation

By:	/s/ [ILLEGIBLE]
Its CFO

By:
Its

ADDENDUM TO LEASE BY AND BETWEEN

GLENBOROUGH FUND V, LIMITED PARTNERSHIP,

a Delaware limited partnership (“Landlord”)

and

CYNOSURE, INC.,

a Delaware corporation (“Tenant”)

DATED: January 31, 2005

37.	TENANT IMPROVEMENTS.

Section 37. adds to and amends the Lease as follows:

(a)	Subject to the Allowance (as such term is defined below), Landlord has agreed to construct certain leasehold improvements in the Premises prior to Tenant’s occupancy using Building standard methods, materials and finishes and in accordance with the terms and conditions of the Work Letter attached to the Lease as Exhibit D (the “Leasehold Improvements” or, for purposes of Section 12.1. of this Lease, “Landlord’s Work”). Tenant does not intend to construct any additional leasehold improvements, and therefore there is no “Tenant’s Work” for purposes of Section 12.2.

(b)	Landlord has agreed to contribute a maximum amount of $781,438.00 towards the hard costs of the Leasehold Improvements (the “Allowance”); provided, however, that Tenant may use a portion of the Allowance in an amount not to exceed (i) $83,725.50 for the cost of preparing design and construction documents and mechanical and electrical plans for the Leasehold Improvements, and (ii) $55,817.00 (the “Furniture Allowance”) for the cost of relocating the furniture currently existing in the Premises as of the date of this Lease.

(c)	Promptly following full execution of this Lease, Landlord shall cause its space planner and/or architect (the “Space Planner”) to prepare a space plan with specifications (collectively, the “Space Plan”) in sufficient detail for Landlord’s general contractor (“General Contractor”) to price the Leasehold Improvements. Tenant shall provide information required by the Space Planner to prepare the Space Plan within not more than twenty four (24) hours of request and shall provide approvals within not more than forty eight (48) hours of submission of the preliminary Space Plan and final Space Plan. Any delays by Tenant in responding to the Space Planner’s requests for information, excessive revisions, or delay in approving the preliminary and any final Space Plan shall constitute Tenant Delay. The final Space Plan shall be initialed and dated by each party and a copy thereof shall be attached to each original of this Lease as Exhibit “D-l.”

(d)	Landlord shall cause General Contractor to price the construction contract for the Leasehold Improvements. In the event the Allowance will be exceeded, Landlord shall provide Tenant with an opportunity to revise the scope of the Leasehold Improvements. In no event shall this Lease be terminable on the basis of the pricing for the Leasehold Improvements.

(e)	Promptly after approval of the Space Plan, Landlord shall cause Space Planner to prepare construction drawings and specifications (collectively, the “Construction Drawings”) based on the Space Plan for Tenant’s review and approval. Tenant shall not delay or unreasonably withhold its approval of the Construction Drawings. Tenant shall have not more than forty eight (48) hours to review and approve the Construction Drawings. When approved, the Construction Drawings shall be dated and initialed by Landlord and Tenant and attached to each original of this Lease as Exhibit “D-2.”

(f)	Any portion of the Allowance which exceeds the cost of the Leasehold Improvements or is otherwise remaining after December 31, 2005 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

38.	OPTION TO EXTEND.

Section	38. adds to and amends the Lease as follows:

(a)	Tenant is hereby granted one (1) option to extend the Term of the Lease (the “Option to Extend”) for a period of five (5) years (the “Extended Term”). Upon the proper exercise of the Option to Extend, the Term shall be extended for the Extended Term. Tenant shall not

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have the right to extend the initial Term if as of the date of delivery of the Option Exercise Notice (as defined below), or as of the end of the initial Term, Tenant is in default under the Lease beyond any applicable notice and cure period.

(b)	The Option to Extend shall be exercised by Tenant, if at all, by giving written Notice of exercise (the “Option Exercise Notice”) not more than fifteen (15) months and not less than twelve (12) months prior to the Expiration Date for the initial Term. If Tenant expands its Premises, the Option to Extend shall cover the entirety of the Premises as of the Expiration Date for the initial Term. Notwithstanding anything herein to the contrary, in the event that Tenant does not properly exercise its Option to Extend the initial Term for the Extended Term, then Tenant’s Option to Extend shall be null and void and of no further force or effect.

(c)	Base Rent for each year of Extended Term shall be adjusted to fair market Base Rent, as of the commencement of the Extended Term, for renewals of comparable term and space in the Building and/or in similar class buildings in the submarket in which the Premises is located.

(d)	The parties shall have thirty (30) days after Landlord receives the Option Exercise Notice in which to agree on fair market Base Rent during the Extended Term. If the parties agree on the Base Rent for the Extended Term during such thirty (30) day period, they shall immediately execute an amendment to the Lease stating the new Base Rent.

(e)	If the parties are unable to agree on fair market Base Rent for the Extended Term within such thirty (30) day period, then within ten (10) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate broker with at least 5 years full-time commercial brokerage experience in the area in which the Premises is located to estimate and set Base Rent for the Extended Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set Base Rent for the Extended Term. If the two brokers are appointed by the parties as stated in this Section 38., they shall meet promptly and attempt to set Base Rent for the Extended Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this Section 38. within ten (10) days after the last day the two brokers are given to set Base Rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this Section 38. Each of the parties shall bear one half of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set Base Rent for the Extended Term.

In setting Base Rent, the broker or brokers shall consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease. If, however, the low estimate and/or the high estimate are/is more than five percent (5%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded. If only one estimate is disregarded, the average of the remaining two estimates shall be the Base Rent for the Premises during the Extended Term. If both the low estimate and the high estimate are disregarded as stated in this Section 38., the middle estimate shall be the Base Rent for the Premises during the Extended Term. After Base Rent for the Extended Term has been set, the broker shall immediately notify the parties.

Landlord and Tenant shall immediately execute an Amendment to the Lease setting forth Base Rent for the Extended Term.

(f)	This Option to Extend is granted by Landlord to the Tenant originally named in the Lease and to no other, and is personal as to such entity and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone or any other entity. Any assignment of this Option to Extend without Landlord’s prior written consent shall be null and void and, at Landlord’s election, shall constitute a default under the Lease. Landlord’s consent to an assignment of the Lease shall not also constitute consent to assignment of the Option to Extend unless the Option to Extend is expressly included in Landlord’s consent.

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39. RIGHT OF FIRST OFFER.

Section 39. adds to and amends the Lease as follows:

(a)	Provided that Tenant is not in default under the Lease at the time of offer, Landlord hereby grants to Tenant a one-time right of first offer (“Right of First Offer”) to lease any available space (“Available Space”) in the Building which may become available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the Available Space shall become available for lease at such time as Landlord is prepared to actively market such Available Space for lease to third parties and/or to submit to a third party a bona fide proposal or letter of intent to lease the Available Space. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer set forth herein shall be subject and subordinate to all expansion, first offer and similar rights set forth in any lease for space in the Building and Landlord may in all cases renew or extend an existing tenant’s lease of its existing premises regardless of the existence of an extension or renewal option in such tenant’s lease. “One-time” means if Tenant declines any offer from Landlord, Landlord shall not be required to make future offers to Tenant.

(b)	Landlord shall notify Tenant, in writing (the “Availability Notice”), of the availability of the Available Space and shall specify, in the Availability Notice, the term and commencement date for the Available Space, Monthly Base Rent for such term, any improvements allowance and any other significant business terms for the Available Space (all of which shall be consistent with terms being offered to other prospective tenants). Tenant shall either accept Landlord’s offer as set forth in the Availability Notice, in which case the parties shall prepare and execute an amendment to the Lease to add the Available Space to the Premises under the terms indicated by Landlord, or Tenant shall counter-propose other terms, each by written notice (the “Acceptance Notice” or the “Counterproposal Notice,” as applicable) returned to Landlord within five (5) days of receipt of Landlord’s Availability Notice. In the event that Tenant fails to return an Acceptance Notice or a Counterproposal Notice within the time period prescribed, this one-time Right of First Offer shall be rendered null and void and Landlord may freely offer the Available Space or any portion of it to any other party on any terms.

(c)	If Tenant timely returns a Counterproposal Notice, and has countered Landlord’s offer, Landlord may either accept Tenant’s counterproposal or the parties shall thereafter endeavor, in good faith, promptly, and using diligent efforts, to agree upon mutually satisfactory business terms. If the parties fail to reach agreement on business terms within five (5) days of Landlord’s receipt of Tenant’s timely Counterproposal Notice, and neither party accepts the other’s original proposal or counterproposal, then this one-time Right of First Offer shall be rendered null and void and Landlord may freely offer the Available Space or any portion of it to any other party on any terms. If the parties reach agreement on business terms within five (5) days of Landlord’s receipt of Tenant’s timely Counterproposal Notice or the initial proposal or counterproposal has been accepted within said five (5) days, they shall immediately execute an amendment to the Lease stating the addition of the Available Space to the Premises under the Lease for the agreed terms.

(d)	This one-time Right of First Offer is not applicable during the last full calendar year of the Lease Term unless Tenant has properly exercised its option to extend the initial Term of the Lease.

(e)	This one-time Right of First Offer is granted to the original Tenant executing this Lease, and is personal as to such entity and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone or any other entity. Any assignment of this one-time Right of First Offer without Landlord’s prior written consent shall be null and void and, at Landlord’s election, shall constitute an immediate default under the Lease. Landlord’s consent to an assignment of the Lease shall not also constitute consent to assignment of the Right of First Offer unless the Right of First Offer is expressly included in Landlord’s consent.

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40. SIGNAGE.

Section 40. adds to and amends the Lease as follows:

Tenant is hereby granted the right to install, at its sole cost and expense, a sign on the exterior of the Building. Such signage shall be subject to (i) all applicable laws, statutes, codes, regulations, etc. set forth by any governmental or quasi-governmental entity or entities having jurisdiction thereof, (ii) all permit requirements set forth by local authorities, and (iii) Landlord’s approval as to size, location, placement, manner of placement, and design of such sign. Any costs of construction, erection, maintenance, utilities, repair, replacement, removal, or any other costs whatsoever related to such sign shall be Tenant’s expense. Notwithstanding anything herein to the contrary, Tenant, at its sole cost and expense, shall remove such sign at the expiration or earlier termination of the Lease, and shall repair any damage to the Building caused by the installation, presence, removal, or other activity related to such sign.

41. SECURITY DEPOSIT REDUCTION.

Section 41. adds to and amends the Lease as follows:

Notwithstanding anything to the contrary contained in the Lease, and subject to the remaining terms of this Section 41, upon Tenant’s satisfaction of the First Milestone Requirement (as defined below), Tenant shall have the right to provide Landlord with a written notice (the “First Security Deposit Reduction Notice”) advising Landlord that Tenant has satisfied the First Milestone Requirement and requesting that Landlord reduce the amount of the Security Deposit then held by Landlord under the Lease by one-third (1/3). Tenant’s First Security Deposit Reduction Notice shall be accompanied by financial statements that have been certified by Tenant and reviewed by Tenant’s public accounting firm on an annual or quarterly basis evidencing the satisfaction of the First Milestone Requirement. For purposes of the Lease, the “First Milestone Requirement” shall be satisfied by Tenant if Tenant achieves not less than $66,000,000.00 in net sales (as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”)), and not less than $15,000,000.00 in net income before interest and taxes (as determined in accordance with GAAP).

In addition, subject to the remaining terms of this Section 41, and provided that Tenant has satisfied the First Milestone Requirement and was entitled to reduce the Security Deposit as provided herein, then upon Tenant’s satisfaction of the Second Milestone Requirement (as defined below), Tenant shall have the right to provide Landlord with a written notice (the “Second Security Deposit Reduction Notice”) advising Landlord that Tenant has satisfied the Second Milestone Requirement and requesting that Landlord reduce the amount of the Security Deposit then held by Landlord under the Lease by one-third (1/3). Tenant’s Second Security Deposit Reduction Notice shall be accompanied by financial statements that have been certified by Tenant and reviewed by Tenant’s public accounting firm on an annual or quarterly basis evidencing the satisfaction of the Second Milestone Requirement. For purposes of the Lease, the “Second Milestone Requirement” shall be satisfied by Tenant if Tenant achieves not less than $113,000,000.00 in net sales (as determined in accordance with GAAP) and not less than $39,000,000.00 in net income before interest and taxes (as determined in accordance with GAAP).

Notwithstanding anything contained herein to the contrary, Tenant shall not have the right to reduce the amount of the Security Deposit as provided herein if (i) Tenant is in default under the Lease, beyond any applicable cure period, as of the date that Landlord receives the First Security Deposit Reduction Notice or the Second Security Deposit Reduction Notice, as the case may be, or as of the date of the Refund (as defined below), or (ii) Tenant has been in default under the Lease, beyond any applicable cure period, at any time during the Term prior to Landlord’s receipt of the First Security Deposit Reduction Notice or the Second Security Deposit Reduction Notice, as the case may be, or at any time during the Term prior to the date of the Refund.

If Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant (the “Refund”) within forty-five (45) days after Landlord’s receipt of the First Security Reduction Notice or the Second Security Reduction

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Notice, as the case may be, together with all financial statements evidencing the satisfaction of the First Milestone Requirement or the Second Milestone Requirement, as the case may be.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the date first above written.

LANDLORD:

GLENBOROUGH FUND V, Limited Partnership,

a Delaware limited partnership

By:	GRTV, Inc.,
a Delaware corporation
Its General Partner

	By:	/s/ [ILLEGIBLE]
Its [ILLEGIBLE]

TENANT:

CYNOSURE, INC., a Delaware corporation

By:	/s/ [ILLEGIBLE]
Its CFO

By:
Its

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[FIRST FLOOR PLAN]

EXHIBIT A

PROPOSED FIRST FLOOR PLAN

CYNOSURE

5 CARLISLE ROAD

WESTFORD, MASSACHUSETTS

[SECOND FLOOR PLAN]

EXHIBIT A

PROPOSED SECOND FLOOR PLAN

CYNOSURE

5 CARLISLE ROAD

WESTFORD, MASSACHUSETTS

EXHIBIT B

SITE PLAN OF THE PROJECT

WESTFORD CORPORATE CENTER

[SITE PLAN]

EXHIBIT C

BUILDING STANDARD TENANT IMPROVEMENTS

WESTFORD CORPORATE CENTER

1.)	PARTITIONS

Ceiling height partitions consisting of 3 5/8” 20-gauge metal studs at 16” O.C. with 5/8” gypsum board each side, taped and sanded to receive paint.

Maximum: One (1) lineal foot per 16 square feet of area.

2.)	DOORS AND FRAMES

Tenant entry door shall be solid core with lockset and door closer. Tenant is allowed one (1) entry door per suite up to 10,000 square feet of area, and an additional entry door is allowed for suites greater than 10,000 square feet.

Tenant is allowed one (1) interior passage door for every 300 square feet of area. All interior passage doors to be given standard latch set hardware, and shall be 1 3/4” solid core Oak veneer door 7’0”x3’x0” with metal frames

3.)	CEILING

Suspended Building Standard 24”x48” grid configuration with Armstrong 769A acoustical lay-in panels will be used throughout the premises.

4.)	LIGHTING

24”x48” Building Standard three (3) tube 40 watt recessed fluorescent fixtures with lenses. One (1) fixture per 80 square feet of area.

Any alterations or additions to said existing Building Standard pattern required to accommodate Tenant Improvements shall be at Tenant’s sole expense.

Elevator lobbies and common toilet facilities will have lighting selected by Landlord.

5.)	LIGHT SWITCHES

One (1) Building Standard single pole wall mounted light switch per 300 square feet of area.

6.)	ELECTRICAL OUTLETS

One (1) Building Standard 120V Duplex electrical wall mounted outlet for each 175 square feet of area. Each outlet is 120 volts and is circuited with similar outlets on a 20 amp circuit.

7.)	LIGHTED EXIT LIGHTS

Building Standard exit signs are provided in the Premises to meet any requirements by code.

8.)	FLOOR COVERING AND BASE

Carpeting in elevator lobbies and common corridors on all multiple-tenancy office floors in color and type as selected by Landlord; carpeting within office space as required and selected by Tenant from Building Standard selection of 28oz. loop carpeting.

Maximum: Two (2) lineal feet of base per twelve (12) square feet of space.

9.)	PAINT

All wall surfaces except doors finished with one (1) coat primer sealer and one (1) coat flat latex paint in colors to be selected by Tenant from Building Standard selection, with not more than one (1) color to be in premises.

10.) WINDOW COVERING

Building Standard vertical blinds on all exterior windows. No deletions or substitutions allowed.

11.)	HVAC

A complete year-round HVAC system engineered to handle normal office usage with ducted supply air through ceiling diffusers, zoned and located in existing Building Standard pattern. Return air though exhaust vents. Any alterations or additions to said system required to accommodate Tenant Improvements shall be at Tenant’s sole expense and must be done by Landlord-Approved Contractor.

12.)	TENANT SIGNAGE

One (1) Building Standard tenant identification sign at Tenant’s entry door and inclusion in building lobby directory.

PROPOSED TENANT IMPROVEMENTS FOR

CYNOSURE

5 CARLISLE ROAD

WESTFORD MA

EXHIBIT D

1-4-2005

Work below applies to Areas of Work A, B and C, unless noted otherwise.

1. Interior Partitions:

New interior walls shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with 1/2”” gypsum wallboard on both sides. Walls shall extend to, not through, the ceiling grid.

2. Doors, Frames and Hardware:

Reuse existing doors, frames and hardware wherever possible. Provide new units (to match existing) as required by new layout.

3. Ceilings:

Existing tiles and grid to remain and be repaired, with new suspended ceiling system (to match adjacent areas) only as required by new layout.

Exception:

Second floor (Area of Work C) shall receive new suspended ceiling tiles (Armstrong Cortege Second Look II 2x4 tegular tiles) existing grid is to remain.

4. Lighting:

Existing fixtures shall be reused. Provide new fixtures (to match existing) as required by new layouts. Each room and area shall be individually switched.

Provide new light fixtures within Area of Work C.

5. Receptacles:

Existing receptacles will be supplemented with new standard 115V duplex receptacles, as required for a normal business use.

6. HVAC:

Existing system diffusers and ductwork will be relocated, with new ductwork and diffusers as required by new layout.

7. Window treatment:

Existing to remain, modified as required at new perimeter rooms.

Cynosure

1-4-2005

8. Floor Finishes:

Provide Bigelow Fairfield II 28 oz. loop pile carpet at all offices, conference rooms, open offices and similar areas, with 1/8” x 4” vinyl base.

Provide Armstrong Standard Excelon 12x12x1/8” vinyl floor tile at lunchrooms, stockroom, machine shop, tech shop, server room, sub assembly, incoming inspection and manufacturing.

9. Paint:

Gypsum board walls shall be painted, and shall receive one primer and one finish coat of latex eggshell finish paint.

Door frames shall receive a primer and two finish coats of semi gloss alkyd paint

10. Fire Protection:

Existing sprinkler system to be modified as required by new layout

11. Work not included:

a.	Installation of telephone and computer wiring, outlets and equipment.

b.	Furnishings including, but not limited to, open office work stations and reception desk.

c.	Security system.

END

[FLOOR KEY PLAN]

EXHIBIT D	SP1

[FLOOR KEY PLAN]

EXHIBIT D	SP2

[FLOOR KEY PLAN]

EXHIBIT D	D1

[FLOOR KEY PLAN]

EXHIBIT D	D2

EXHIBIT E

RULES AND REGULATIONS

WESTFORD CORPORATE CENTER

1.)	The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

2.)	The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Premises at Tenant’s expense.

3.)	Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

4.)	Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5.)	Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install nay projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

6.)	Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

7.)	No awning or other projection shall be attached to the outside walls or window. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

8.)	No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

9.)

Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tens to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

10.)	Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to Landlord, prior to termination, the means of opening of safes, cabinets, or vaults to be left on the Premises after termination. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

11.)	Tenant shall cooperate and participate in all security programs affecting the Building.

12.)	Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which included keeping doors locked and other means of entry to the Premises closed and secured.

13.)	Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

14.)	Tenant shall not wasted electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

15.)	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

16.)	Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

17.)	Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Managing Agent of the Building no later than 2:00 p.m. the preceding work day (Monday through Friday). The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Building Manage a list of personnel authorized to make such request. When applicable, Tenant shall be charged for such operation in the form of additional rent.

18.)	Tenant covenants and agrees that its use of the Premises shall not cause a discharge of sanitary (non-industrial) sewage which will result in a violation of the sewage discharge permit (s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefore, including without limitation permits from state and local authorities having jurisdiction thereof. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances (liquid, gas or granular); quantity used, stored or generated per year; method of disposal;

permit number, if any, attributable to each substance, together with copies of all permits for such substance; and permit expiration date for each substance.

EXHIBIT F

SIGN CRITERIA

WESTFORD CORPORATE CENTER

Sign Standards for the Park

Tenant shall have the right to exterior “signs” in conformance with standards and requirements as follows:

1.)	BUILDING STANDARDS: Where the Tenant leases more than fifty percent (50%) of the entire building, the Tenant, at its expense, may install on the Building a sign (the “Building Sign”) consisting of the Tenants’ logo and/or letters to spell out, as a maximum, the corporate name of the tenant; such logo and/or letters to individually affixed to the exterior of the building in a location and manner reasonably acceptable to the Landlord. The logo and individual letters (i) shall be no more than two (2) feet high nor more than two (2) and a half inches deep, (ii) shall not be internally illuminated or illuminated by lights bracketed off the building, and (iii) shall be fabricated of no. 304 (18-8 alloy) stainless steel with a stain finish, grain to be horizontal; the minimum thickness of faces to be 18-gauge and sides to be 22-gauge. The design, location, and proposed installation must be approved in writing by the Landlord prior to installation, which approval shall not be unreasonably withheld, delayed or conditioned.

2.)	STREET SIGN: Where the Tenant is a major tenant (tenant of at least 20,000 square feet) of the building, the Tenant, at its expense, may request that the Landlord include on either one or both faces of the street address sign located at the entrance of the building site (i.e. the Landlord furnished Westford Corporate Center sign of nominal dimensions 4’-2” high 8’-0” wide which identifies the street address of the building) lettering to spell out, the corporate name of the Tenant. The background field area for lettering so requested is limited to maximum size or 4 inches high by 72 inches long on the signs of multi-tenanted buildings; on the signs of single-tenanted buildings the maximum background filed area is 17 inches high by 72 inches long, and in addition to the corporate name may also include lettering to identify a subdivision or special use group of the Tenant pertinent to the building. The individual letters on these signs shall be adhesive backed vinyl with a maximum height of 6 inches; they may be at the Tenant’s option in the logo typeface of Tenant’s corporate graphic standards, or Helvetica medium which is the standard of Westford Corporate Center. Unless otherwise approved in writing by the Landlord, which approval of Landlord shall not unreasonably withhold, delay or condition, the color of the letters shall be black. The Tenant is responsible for graphic layout and for the Landlord’s costs of providing and installing the lettering.

3.)	TRAFFIC DIRECTORY SIGNS: Where the Tenant is sole tenant of the entire building, the Tenant, at its expense and with the prior written approval of the Landlord, may install within the bounds of the leased building site vehicular and/or pedestrian directory signs. Such signs shall be identical in an construction, and have the same background color, to the Westford Corporate Center standard pole mounted “flag” type traffic control signs. The sign face shall be rectilinear and shall not have an area exceeding 20 inches high by 28 inches wide. The mounting height of such signs shall not exceed the mounting height of the Westford Corporate Center traffic control signs.

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is made and entered into this 16 day of September, 2005, by and between Glenborough Fund V, Limited Partnership, a Delaware limited partnership (“Landlord”) and Cynosure, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S

This First Amendment is made with reference to the following facts and objectives:

A. By Lease and Addendum dated January 31, 2005 (collectively, the “Lease”), Tenant leased from Landlord approximately 55,817 square feet of Rentable Area (the “Premises”) known as Suites 100 and 200 of that certain building located at 5 Carlisle Road, Westford, Massachusetts.

B. Landlord and Tenant desire to revise the Commencement Date and Expiration Date of the Lease, and to otherwise modify and amend the Lease, all in accordance with the following terms and conditions.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. Section 2.4. of the Lease is hereby modified and amended to set forth the Commencement Date as July 1, 2005.

2. Section 2.6. of the Lease is hereby modified and amended to set forth the Expiration Date as June 30, 2012.

3. Sections 2.2 and 2.10. of the Lease are hereby modified and amended to set forth Monthly Installments of Base Rent for the Premises as follows:

July 1, 2005 through June 30, 2006	$58,142.71
July 1, 2006 through June 30, 2007	$59,305.56
July 1, 2007 through June 30, 2009	$63,956.98
July 1, 2009 through June 30, 2011	$68,608.40
July 1, 2011 through June 30, 2012	$73,259.81

4. All other terms and conditions of the Lease shall remain in full force and effect.

This First Amendment modifies and amends the Lease. To the extent there are any inconsistencies between this First Amendment and the Lease, the terms and provisions of this First Amendment shall control.

[Signatures Appear On Next Page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above written.

LANDLORD: GLENBOROUGH FUND V, Limited Partnership, a Delaware limited partnership

By:	GRTV, Inc., a Delaware corporation Its General Partner

By:

TENANT: CYNOSURE, INC., a Delaware corporation

By: By:

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into effective as of September 28, 2007 (the “Effective Date”) by and between GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company (“Landlord”) and CYNOSURE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Lease dated January 31, 2005 (the “Original Lease”) by and between Glenborough Fund V, Limited Partnership (“Original Landlord”) and Tenant, as amended by a certain First Amendment to Lease dated September 16, 2005 (the “First Amendment”) (collectively, the Original Lease together with the First Amendment and this Second Amendment shall be referred (to herein as the “Lease”). Pursuant to the Lease, Tenant currently leases certain premises on the first and second floor of the building commonly known as the Westford Corporate Center located at 5 Carlisle Road, Westford, Massachusetts 01886 (the “Building”), which premises contain approximately 55,817 rentable square feet of office space in the Building (the “Original Premises”) consisting of Suites 100 and 200.

B.	Tenant has requested that Landlord extend the Term of the Lease until December 31, 2012 and that Landlord lease to Tenant approximately 12,500 rentable square feet of space on the second floor of the Building contiguous with the second floor portion of the Original Premises, as more particularly shown on Exhibit A-l attached hereto and incorporated herein (the “Expansion Premises”) and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, (the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Term. Effective as of the Effective Date, the date “June 30, 2012” in Section 2.6 of the Original Lease (as amended) is hereby deleted and replaced with December 31, 2012, which date shall hereinafter be referred to as the “Expiration Date”.

2.	Expansion Premises.

2.01.	Effective as of the Effective Date (the “Expansion Premises Commencement Date”), the Expansion Premises shall be added to the Original Premises, and together they shall constitute the “Premises” (agreed to be 68,317 rentable square feet) for all purposes under the Lease. The Expansion Premises shall be subject to all of the terms and conditions of the Lease currently in effect, except as expressly modified herein.

2.02.

Except for the Landlord Work (as defined in Exhibit B attached hereto and incorporated herein), the Expansion Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Expansion Premises, Tenant agrees that the Expansion Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Expansion Premises or any other space due to the holdover or unlawful possession of such space by another party. During Tenant’s possession of the Expansion Premises prior to the Expansion Premises Rent Commencement Date (defined below), Tenant shall not be required to pay Rent

1

with respect to the Expansion Premises except for the cost of services requested by Tenant. Any initial improvements to the Expansion Premises and/or renovation of the Premises by Tenant made in connection with this Amendment shall be performed in accordance with the Tenant Work Letter attached hereto as Exhibit B.

3.	Annual Base Rent; Tax Costs and Operating Expenses.

3.01.	Effective as of January 1, 2008 (the “Expansion Premises Rent Commencement Date”), the Annual Base Rent schedules set forth in Sections 2.2 and 2.10 of the Original Lease (as amended) shall be amended and replaced with the Annual Base Rent schedule for the entire Premises entitled Schedule 1 attached hereto and incorporated herein.

3.02.	Effective as of Expansion Space Commencement Date, the term “Base Year” in Section 2.3 of the Original Lease shall be amended and replaced with the follow: The term “Base Year” shall mean, with respect to the Original Premises, Calendar Year 2005 for Operating Expenses and Fiscal Year 2005 (i.e. July 1, 2004 - June 30, 2005) for Tax Costs, and with respect to the Expansion Premises, Calendar Year 2008 for Operating Expenses and Fiscal Year 2008 (i,e. July 1, 2007 - June 30, 2008) for Tax Costs.

3.03.	Effective as of Expansion Space Commencement Date, the term “Tenant’s Proportionate Share” in Section 2.19 of the Original Lease shall be amended and replaced with “68.4% with respect to the Original Premises and 15.3% with respect to the Expansion Premises.”

4.	Electrical Service. The Original Premises and Expansion Premises shall be submetered for electrical service. Tenant shall be solely responsible for the cost of electrical service necessary for the dedicated cooling of Tenant’s lab space in the Premises.

5.	Building Systems. Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.

6.	Parking; Building Amenities.

6.01.	Effective as of the Expansion Premises Commencement Date, Section 2.12 of the Original Lease shall be deleted and replaced with the following: “Tenant shall have non-reserved vehicle access to the Building’s parking lot at a ratio of 3.3 vehicle spaces per each one thousand (1,000) rentable square feet of the Premises (i.e. non-reserved parking for two hundred and twenty-five (225) motor vehicles based upon the Tenant’s occupancy of 68,317 rentable square feet; the foregoing referred to herein as “Tenant’s Parking Rights”). Tenant’s Parking Rights shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals. Tenant’s use of the Tenant’s Parking Rights shall be limited to normal business hours, and overnight parking at the Building shall be strictly prohibited. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot. Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot. Tenant’s Parking Rights shall be subject to

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such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term. Tenant’s Parking Rights above are non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building. All such appurtenant rights for parking as set forth in this Section are automatically terminated upon termination of this Lease, and shall have no separate independent validity or legal standing. Landlord reserves the right to relocate and/or temporarily dose any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility provided Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.”

6.02.	To the extent the same are provided for the non-exclusive use of all tenants and occupants of the Building and Project, Tenant may use the Building and Project amenities subject to (i) the Project Rules and Regulations and other rules, regulations and fees with respect to such amenities adopted by Landlord from time to time and (ii) Landlord’s right to discontinue any or all of such amenities at Landlord’s sole discretion as Landlord shall deem necessary at any time and from time to time.

7.	Miscellaneous.

7.01.	Effective as of the Effective Date, Landlord’s Address for Notice as set forth in Section 2.8 of the Original Lease shall be as follows:

For all Notices:

Steve Smith

Normandy Real Estate Management

1776 On the Green

67 Park Place East

Morristown, NJ 07960

With a copy to:

Raymond P. Trevisan

Principal, General Counsel

Normandy Real Estate Partners

67 Park Place East

Morristown, NJ 07960

7.02.	Effective as of the Effective Date, all payments of Base Rent, Additional Rent and other amounts due under the Lease from Tenant shall be made as follows:

If by Regular Mail:	Glenborough Westford Center, LLC P.O. Box 30930 New York, New York 10087-0930

If by Overnight Mail/Courier:	JP Morgan Chase - Lockbox Processing “Glenborough Westford Center, LLC

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Lockbox 30930 4 Chase Metrotech Center Ground Level Courier on Willoughby Street Brooklyn, NY 11245

If by Wire Transfer:	Glenborough Westford Center, LLC Account No. 230460283 ABA: 021000021 Bank: JPMorgan Chase Bank 401 Madison Avenue New York, NY 10017

7.03.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment,

7.04.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.05.	In the case of any inconsistency between the provisions of the Original Lease and/or First Amendment and this Amendment, the provisions of this Amendment shall govern and control,

7.06.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.07.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.08.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Richard Barry Joyce & Partners and Cushman & Wakefield. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s)and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment,

7.09.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company

By:
Name (print):	Name:
Title:
Name (print):

WITNESS/ATTEST:	TENANT:

CYNOSURE, INC., a Delaware corporation

By:
Name (print):	Name:	Timothy W. Baker
	Title:	EVP, CFO
Name (print):

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SCHEDULE 1

ANNUAL BASE RENT

Period	Monthly Installment of Base Rent
January 1, 2008 - December 31, 2008	$82,706.98	*992,483.76
January 1, 2009 - June 30, 2009	$83,748.65	502,491,90
July 1, 2009 - December 31, 2009	$88,400.06	530,400.36
January 1, 2010 - December 31, 2010	$89,441.73	1,073,300.76
January 1, 2011 - June 30, 2011	$90,483.40	542,900.40
July 1, 2011 - December 31, 2011	$95,134.81	570,808.86
January 1,2012 - June 30, 2012	$96,176.48	577,058.88
July 1, 2012 - December 31, 2012	$115,945.00	695,670

*	EY tied monthly payment to lease amendment w/o/p

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EXHIBIT A-l

PLAN OF EXPANSION PREMISES

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EXHIBIT B

TENANT WORK LETTER

This Exhibit is attached to and made a part of the Second Amendment by and between GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company (“Landlord”) and CYNOSURE, INC., a Delaware corporation (“Tenant”) for certain space in the Building located at 5 Carlisle Road, Westford, Massachusetts 01886.

1.	General.

1.1 Purpose. This Tenant Work Letter sets forth the terms and conditions governing Tenant’s construction of tenant improvements to be installed in the Premises required and/or desired as a result of the addition of the Expansion Premises (the “Tenant Improvements”).

1.2 Construction Representatives. Prior to commencement of construction hereunder, each of Landlord and Tenant shall designate a representative (“Representative”) who shall act for Landlord and Tenant, as the case may be, in all matters regarding Tenant Improvements.

All inquiries, requests, instructions, authorizations or other communications with respect to the Tenant Improvements shall be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Authorizations made by Tenant’s Representative shall be binding and Tenant shall be responsible for all costs authorized by Tenant’s Representative. Either party may change its Representative at any time by written notice to the other party. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order approval or other matter relating to the Tenant Improvements until it has been executed by Tenant’s Representative.

2. Landlord Work; Labor Harmony. Landlord shall construct a demising wall for the Expansion Premises and (ii) install a sub-meter for the Expansion Premises at Landlord’s sole cost and expense using Building-standard materials and construction (“Landlord Work”). Tenant acknowledges and agrees that in the event any portion of the construction of the Tenant Improvements interferes with, or in the reasonable judgment of Landlord may interfere with, the construction of any work to be performed by Landlord in the Building (including the Landlord Work) during construction of the Tenant Improvements, in all such events the work performed by Landlord shall take priority. If at any time construction of the Tenant Improvements shall cause disharmony, interference or union disputes of any nature whatsoever, whether with contractors of the Landlord and/or other tenants or occupants of the Building, Landlord reserves the right, without any liability to Landlord whatsoever, to immediately halt such construction of the Tenant Improvements and/or bar any offending contractors and/or subcontractors from the Building until such disharmony, interference or union disputes may be resolved.

3.	Design and Schedule.

3.1 Tenant Plans for Tenant Improvements.

(a) Space Plan.

(b) Construction Drawings and Specifications. The “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical

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equipment installation, if any, all of which details the installation of the Tenant Improvements in the Expansion Premises. The Construction Drawings shall be signed by Tenant’s Representative and shall be delivered to Landlord for its review. The Construction Drawings and Specifications shall:

(i)	be compatible with the Building shell, and with the design, construction and equipment of the Building;

(ii)	comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

(iii)	comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building;

(iv)	include locations of all Tenant Improvements including complete dimensions; and

(v)	indicate an overall materials specification and level of quality consistent with other new first-class office space construction in the Boston Metro-West area.

(c) Except as otherwise provided pursuant to Section 12.3 and/or Section 12.5 of the Lease, all Tenant Improvements which are permanently affixed to the Expansion Premises or alter the operational systems of the Building shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Expansion Premises at all times during the Term of the Lease,

3.2 Approvals by Landlord. All Construction Drawings .and Specifications for the Tenant Improvements (collectively, the “Tenant Plans”) shall be subject, to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of the portions of the Tenant Plans to the extent the Tenant Plans would impact the Building’s structure or systems, affect future marketability of the Premises or Building or would be visible from the common facilities or exterior of the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall also be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed except as provided above for the Building structure, system or appearance impact.

4. Construction of Tenant Improvements. Following Landlord’s final approval of the Tenant Plans and Tenant obtaining permits, Tenant shall commence” and diligently proceed with the construction of the Tenant Improvements, Tenant shall hire a contractor acceptable to Landlord to complete the Tenant Improvements and shall provide Landlord with a copy of the construction contract and all amendments thereto prior to commencement of construction. The Tenant Improvements shall be conducted with due diligence, in a good and workmanlike manner befitting a first class office building, and in accordance with the Tenant Plans and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction and shall be performed in compliance with the terms and conditions of the Lease including without limitation Sections 12.3 and 12.4 of the. Original Lease. Tenant shall (i) apply for a construction permit for the Tenant Improvements (the “Building Permit”) no later than three (3) business days after receipt of Landlord’s approval of the Construction Drawings and Specifications and (ii) complete construction as soon as is practicable but consistent with the schedule provided to the Landlord in connection with its approval of the Tenant’s Plans. Expenses for electric service and other separately metered utilities during Tenant’s build-out and move-in shall be the responsibility of Tenant.

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Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any and all claims for personal or bodily injury and property damage that may arise from the performance of the Tenant improvements, whether resulting from the negligence or willful, misconduct of its general contractors, subcontractors or otherwise. Tenant and its contractors and subcontractors shall execute such additional documents as Landlord deems reasonably appropriate to evidence said indemnity.

Tenant shall not commence the Tenant Improvements until all items set forth in Section 12.3 of the Original Lease are provided to Landlord, including without limitation the evidence of insurance required therein, copies of all contracts and copies of all required governmental permits and approvals.

5. Change Orders. If Tenant requests any change or addition to or subtraction from the Tenant Improvements (“Change Order”) after Landlord’s approval of the final and complete Construction Drawings and Specifications for the Tenant Improvements, Landlord shall respond to Tenant’s request for consent as soon as reasonably possible, but in no event later than ten (10) business days after being made. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval for the Building structure, system or appearance as provided in Section 3.2 above. All costs incurred by Landlord in connection with such change orders shall by reimbursed by Tenant to Landlord, as additional rent, with fifteen (15) days of Tenant’s receipt of an invoice therefor.

6. Cooperation With Other Tenants. Tenant shall promptly remove from the common facilities any of Tenant’s or Tenant’s contractors’ or subcontractors’ equipment, materials, supplies or other property deposited in the common facilities during the construction of the Tenant Improvements. Further, Tenant shall at no time disrupt or allow disruption to any other existing tenant’s or Building occupant’s access to their premises or the Building, nor allow disruptions of mechanical, electrical, telephone and plumbing services. In addition, Tenant shall not interrupt or interfere with the normal business operations of any other tenant or occupant of the Building, the Project or adjacent buildings, To the extent construction of the Tenant Improvements does, or in the reasonable opinion of Landlord may, interrupt the normal business operations of any other tenant or occupant of the Building, the Project or adjacent buildings, such portion of the Tenant Improvement work shall be performed after normal business hours at such times as are directed by Landlord.

7. Inspection by Landlord; Construction Supervision. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times. Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute the Landlord’s approval of same. Tenant shall pay Landlord a fee of 4% of the contract price for the Tenant Improvements for construction management and supervision.

8. Completion of Tenant Improvements. Tenant shall notify Landlord in writing when the Tenant Improvements have been substantially completed, Landlord shall thereupon have the opportunity to inspect the Expansion Premises in order to determine if the Expansion Premises have been substantially completed in accordance with the Tenant Plans. If the Tenant Improvements have not been substantially completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete. Tenant shall forthwith proceed to correct the incorrect or incomplete items. Notwithstanding anything to the contrary, the Tenant Improvements shall not be considered suitable for review by Landlord until all designated or required governmental inspections,, permits and certifications necessary for the Tenant Improvements, including, but not limited to a temporary or final certificate of occupancy, have been made, given and/or posted.

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9, Tenant Improvement Allowance.

(a) Landlord shall reimburse Tenant for up to $250,000 (the “Improvement Allowance”) of the Costs of Tenant Improvements (as hereinafter defined). Tenant shall be solely responsible for the amount by which the Costs of Tenant Improvements exceeds the Improvement Allowance.

(b) Tenant acknowledges that any request for payment of the Improvement Allowance must be delivered to Landlord together with executed lien waivers, architect’s certificates, contractor’s statements and owner’s statements covering the work for which reimbursement is then being requested. Landlord shall make disbursements of the Improvement Allowance within thirty (30) days after the Landlord’s receipt of all required documentation, but in no event earlier than the date that Tenant takes possession of the entire Expansion Premises. Funds paid to Tenant from Landlord shall be deemed to be paid out of the Improvement Allowance until the full amount of the Improvement Allowance has been disbursed. Upon Tenant’s completion of Tenant Improvements and delivery to Landlord of final lien waivers (including as-built plans for the Tenant Improvement if requested by Landlord) and other evidence required by Landlord to confirm Tenant Improvements has been completed and fully paid for, Landlord shall, after written request from Tenant, disburse to Tenant any portion of the Improvement Allowance to which Tenant has satisfied the requirements for disbursement,

“Costs of Tenant Improvements” shall mean the design and architectural costs to prepare the Tenant Plans, costs of all labor and materials, costs for removal of all construction debris, general contractor’s fees and any permit or license fees necessary for completion of construction of Tenant Improvements and shall include the construction management and supervisory fee described in Section 7 above, if applicable. Landlord acknowledges that said Costs of Tenant Improvements may be applied to Tenant Improvements in either the Expansion Premises or the Original Premises as set forth in the Tenant Plans. Landlord shall be under no obligation to apply any portion of the Improvement Allowance for any purposes other than as provided in this Exhibit B, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, supplier, workers or material men. Landlord shall be under no obligation to disburse any remaining portion of the Improvement Allowance if (i) Tenant is in Default under the Lease at the time of request of such disbursement or at the time such disbursement is due from Landlord or (ii) any disbursement request is received after the date that is six (6) months from the Expansion Premises Commencement Date, and Tenant shall not thereafter be entitled to any such undisbursed portion of the Improvement Allowance.

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THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Third Amendment”) is made and entered into as of July 1, 2011, by and between GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company (“Landlord”), and CYNOSURE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to Glenborough Fund V, Limited Partnership) and Tenant are parties to that certain lease dated January 31, 2005, as amended by a First Amendment to Lease dated September 16, 2005, and a Second Amendment dated September 28, 2007 (the “Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 68,317 rentable square feet (the “Premises”), of which 40,092 rentable square feet are located on the first floor and 28,225 rentable square feet are located on the second floor of the building commonly known as Westford Corporate Center located at 5 Carlisle Road, Westford. Massachusetts 01886 (the “Building”).

B.	The Lease by its terms shall expire on December 31, 2012, and the parties desire to extend the Term of the Lease, and to modify certain provisions of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Extension.

The Term of the Lease, as previously extended, is hereby further extended through June 30, 2018 (the “Extended Expiration Date”), upon all the terms and conditions set forth in the Lease, except as set forth in this Third Amendment.

II.	Base Rent.

Notwithstanding anything set forth in the Lease to the contrary, commencing on July 1, 2011, Tenant shall pay Annual Base Rent for the Premises as set forth below:

Period	Annual Rate Per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
07/01/2011 – 12/31/2011	Per Existing Lease

01/01/2012 – 02/28/2012	$0	$0	$0
03/01/2012 – 03/31/2012	$9.35	$638,763.95 (annualized)	$53,230.33
04/01/2012 – 06/30/2012	$15.65	$1,069,161.05 (annualized)	$89,096.75
07/01/2012 – 06/30/2013	$16.75	$1,144,309.75	$95,359.15

07/01/2013 – 06/30/2014	$17.50	$1,195,547.50	$99,628.96

07/01/2014 – 06/30/2015	$18.25	$1,246,785.25	$103,898.77

07/01/2015 – 06/30/2016	$19.00	$1,298,023.00	$108,168.58

07/01/2016 – 06/30/2017	$19.75	$1,349,260.75	$112,438.40

07/01/2017 – 06/30/2018	$20.25	$1,383,419.25	$115,284.94

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III.	Additional Rent—Operating Expenses and Tax Costs.

Commencing January 1, 2013, and continuing through the Extended Expiration Date, (i) the Base Year for Operating Expenses shall be Calendar Year 2013, and (ii) the Base Year for Tax Costs shall be Fiscal Year 2013 (i.e., July 1, 2012 through June 30, 2013). Landlord agrees that Tax Costs for the Base Year shall not be affected by any abatement that Landlord may receive for and with respect to such year.

IV.	Electricity.

Tenant shall continue to pay for electricity provided to the Premises as set forth in Section 10 of the Lease, as amended by Section 4 of the Second Amendment.

V.	Parking.

Tenant shall continue to have Tenant’s Parking Rights, as initially defined in Section 2.12 of the Lease and subsequently deleted and replaced with Section 6.01 of the Second Amendment. In addition, Landlord shall designate the current six (6) spaces at the front of the Building as “reserved for visitors.”

VI.	Condition of Premises.

Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Third Amendment.

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VII.	Landlord’s Contribution.

1. Landlord shall, in the manner hereinafter provided, contribute up to One Million Seventeen Thousand Two Hundred Forty and 13/100 Dollars ($1,017,240.13 (i.e., $14.89 per rentable square foot of the Premises) (“Landlord’s Contribution”) towards the cost of Tenant’s design and improvements to the Premises (“Tenant’s Work”). Tenant’s Work shall be performed in accordance with Section 12 of the Lease. Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant submits any requisition (as hereinafter defined) on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. In the event that Landlord’s Contribution shall not be sufficient to complete Tenant’s Work, Tenant shall pay the excess costs prior to Landlord disbursing Landlord’s Contribution to Tenant.

2. For the purposes hereof, a “requisition” shall mean written documentation (including, without limitation, invoices from Tenant’s contractor, written lien waivers and such other documentation as Landlord may reasonably request) showing in reasonable detail the costs of the improvements installed by Tenant to date in the Premises, accompanied by certifications from Tenant, Tenant’s architect, and Tenant’s contractor that the work performed to date has been performed in accordance with applicable laws and in accordance with Tenant’s approved plans, and that the amount of the requisition in question does not exceed the cost of the work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Tenant shall submit requisition(s) no more often than monthly.

3. Notwithstanding anything to the contrary herein contained:

(i) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with the certifications required by Subparagraph (2) above, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s plans.

(ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Landlord’s Contribution paid to both Tenant and Tenant’s contractor(s) and vendor(s) jointly.

(iii) Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted (x) prior to December 31, 2011 or (y) after the later to occur of (a) the date that is one (1) year after Landlord’s lender approves this Third Amendment (which approval may be evidenced by such lender’s execution of a subordination, non-disturbance and attornment agreement pursuant to Section XVI below) and Landlord notifies Tenant of same and (b) December 31, 2012.

(iv) Tenant shall not be entitled to any unused portion of Landlord’s Contribution, except that Tenant shall be permitted to use up to twenty percent (20%) of Landlord Contribution (i.e., up to $203,448.03) towards the cost of furniture, fixtures, equipment, security systems, flagpole, wiring and cabling.

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(v) The parties acknowledge that Landlord’s property manager Normandy FundSub Management LLC) will oversee and coordinate the performance of Tenant’s Work, and Landlord shall be entitled to receive an administration fee for said property manager’s oversight of Tenant’s Work (including, without limitation, the qualification of contractors, review of all plans and construction schedules, the coordination of Building services, and the tie-in to the Base Building systems) in an amount equal to two percent (2%) of the total hard costs of Tenant’s Work. Tenant’s Work shall be performed by a licensed general contractor selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant’s Work shall be performed in accordance with plans and specifications therefor prepared by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld.

(vi) If Landlord fails to pay any installment of Landlord’s Contribution when due hereunder, which failure continues for more than thirty (30) days after Tenant give Landlord notice of such failure, then Tenant may offset the amount of Landlord’s Contribution due but not paid hereunder against the next installment(s) of Base Rent due hereunder.

VIII.	Security Deposit.

The parties hereby acknowledge that Landlord is currently holding a Security Deposit in the amount of $200,000.00 pursuant to Sections 2.16, 8, and 41 of the Lease. Within thirty (30) days after Tenant’s right to terminate this Third Amendment pursuant to Section XVI below has lapsed or been waived in writing by Tenant, the Security Deposit shall be reduced to $95,000.00, which reduction shall be effected by, at Landlord’s option, (i) Landlord paying to Tenant the sum of $105,000.00, or (ii) Landlord crediting such sum against the next installment(s) of Base Rent due hereunder. The Security Deposit shall not be subject to further reduction pursuant to Section 41 of the Lease and shall continue to be held by Landlord in accordance with Section 8 of the Lease through the Extended Expiration Date, as the same may be extended.

IX.	Landlord Addresses.

Effective as of the date hereof, Landlord’s addresses for notices set forth in Section 2.8 of the Lease, as amended by Section 7.01 of the Second Amendment are hereby deleted in their entirety and the below-listed addresses shall be substituted therefor:

Landlord’s Notice Addresses:

Glenborough Westford Center, LLC

c/o Normandy Real Estate Management, LLC

7/57 Wells Avenue

Newton, Massachusetts 02459

Attention: Jeff Rines, Senior Vice President

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With a copy to:

Normandy Real Estate Partners, LLC

53 Maple Avenue

Morristown, New Jersey 07960

Attention: Raymond P. Trevisan, Principal and General Counsel

With a copy to:

Normandy Real Estate Partners, LLC

53 Maple Avenue

Morristown, New Jersey 07960

Attention: Steve Smith, Director

X.	Extension Options.

Section 38 of the Lease (Option to Extend) is hereby deleted in its entirety and the below-listed Section 38 is hereby substituted therefor:

“38. Options to Extend.

A.

Grant of Option: Conditions. Tenant shall have the right to extend the Term (the “Extension Options”) for two (2) additional periods of five (5) years each, commencing on the day following the expiration of the then current Term and ending on the last day of the sixtieth (60th) calendar month thereafter (each, an “Extension Term”), if:

1.	Landlord receives notice of exercise (each, an “Initial Extension Notice”) not later than fourteen (14) full calendar months prior to the expiration of the then current Term and not earlier than fifteen (15) full calendar months prior to the expiration of the then current Term; and

2.	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.	Not more than twenty-five percent (25%) of the Premises is sublet at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Extension Term.

1.	The initial Base Rent rate per rentable square foot for the Premises during an Extension Term shall equal the Prevailing Market rate

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(hereinafter defined) per rentable square foot for renewals or extensions in the market of the Premises. Base Rent during an Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 6 of the Lease.

2.	Tenant shall pay Additional Rent (i.e., Tax Costs and Operating Expenses) for the Premises during an Extension Term in accordance with the terms of Section 6 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’ s share of Tax Costs and Operating Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the applicable Extension Term.

C.	Initial Procedure for Determining Prevailing Market. Within thirty (30) days after receipt of Tenant’s Initial Extension Notice (but no sooner than twelve (12) months prior to the expiration of the then current Term), Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the applicable Extension Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for said Extension Term, shall elect one of the following: (i) to give Landlord written notice that Tenant accepts Landlord’s Base Rent for the Extension Term (“Binding Notice”), (ii) if Tenant disagrees with Landlord’s determination, to provide Landlord with written notice of rejection (the “Rejection Notice”), or (iii) to withdraw Tenant’s exercise of the Extension Option by giving Landlord written notice of such election. If Tenant fails to provide Landlord with either a Binding Notice or a Rejection Notice, or to withdraw Tenant’s exercise of the Extension Option, within such fifteen-(15)-day period, Tenant shall be deemed to have provided a Binding Notice. If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein and in Landlord’s notice as to Base Rent for the Extension Term. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term. Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. If Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

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D.	Arbitration Procedure.

1.	If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date of the Rejection Notice, then, within five (5) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years of experience within the previous ten (10) years as a real estate appraiser working in the Boston MetroWest rental market, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the seven-(7)-day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the

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aforementioned criteria. Once the third appraiser (i.e., arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate, and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises for the purpose of determining Base Rent for the Extension Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.	If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the previous current Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises.

E.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms directly reflecting the exercise of the Extension Option. The Extension Amendment shall be sent to Tenant within fifteen (15) days after final determination of the Prevailing Market rate applicable during the Extension Term, and, provided that the Extension Amendment complies with the terms hereof, Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.	Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arms’ length fair market annual rental rate per rentable square foot for renewals or extensions entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building located within a radius of ten (10) miles from the Building. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions or allowances and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

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XI.	Right of First Refusal.

Section 39 of the Lease (Right of First Offer) is hereby deleted in its entirety and the below-listed Section 39 is hereby substituted therefor:

“39. Right of First Refusal.

A.	Grant of Option; Conditions. Tenant shall have a right of first refusal (the “Right of First Refusal”) with respect to the balance of the second floor of the Building, containing approximately 13,315 rentable square feet of space (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant (the “Prospect”) interested in leasing the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

2.	more than twenty-five percent (25%) of the Premises, is sublet at the time Landlord would otherwise deliver the Advice; or

3.	the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

B.	Terms for Refusal Space. The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the expiration date set forth in the Advice, shall govern Tenant’s leasing of the Refusal Space and, but only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice.

C.

The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If

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Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party.

D.	If Tenant fails timely to give the Notice of Exercise, Landlord shall have the right to lease the Refusal Space on the terms and conditions of the Advice or such other terms and conditions as may be less advantageous to the lessee. Landlord shall not enter into any lease with a third party on terms that are more advantageous to the lessee unless Landlord first gives Tenant another Advice setting forth such more advantageous terms.

E.	Refusal Space Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.”

XII.	Amended Lease Provisions.

A. Leasehold Improvements. Notwithstanding the provisions of Sections 12.5 and 13.1 of the Lease, Tenant shall not be required to remove at the expiration or earlier termination of the Lease any Leasehold Improvements that exist as of the date hereof. Notwithstanding Section 12.3 of the Lease, Tenant shall not be required to remove at the expiration or earlier termination of the Lease any future Leasehold Improvements which are cosmetic in nature such as carpet, paint, flooring, ceiling tiles and flagpoles. In any event, Tenant shall remove all of its signage. Improvements to elevators and bathrooms shall also not be required to be removed at the expiration or earlier termination of the Lease.

B. Assignment and Subletting. Effective as of the date hereof, Section 18 of the Lease shall be modified as follows:

1. Section 18.1 of the Lease is hereby supplemented by adding in the first sentence after the word “Landlord” the words “which consent shall not be unreasonably withheld, conditioned, or delayed”.

2. Section 18.2 of the Lease is hereby amended by adding at the end of clause (a) in the fifth sentence the words “if Landlord has available space in the Project to accommodate said existing tenant’s space requirements”.

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3. Section 18.2.5 of the Lease is hereby deleted in its entirety and the below-listed Section 18.2.5 is hereby substituted therefor:

“18.2.5 In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof, Tenant shall pay to Landlord fifty percent (50%) of any Net Transfer Profit (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, “Net Transfer Profit”: (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the Transfer Expenses, as hereinafter defined, and (2) shall be payable within thirty (30) days after Tenant’s receipt of the payment to be made by the assignee to Tenant. In the case of a sublease, “Net Transfer Profit”: (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the Premises (or allocable to the sublet portion thereof, if less than the entire Premises is being sublet), and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease, provided however that Tenant shall first recoup all of the Transfer Expenses from such Net Transfer Profit before being obligated to make any payments to Landlord on account thereof. For purposes hereof, “Transfer Expenses” shall mean reasonable attorneys’ fees, construction costs, tenant improvement allowances, marketing costs and brokerage fees incurred by Tenant in order to effect such assignment or sublease, as the case may be.”

4. Section 19.1.1 of the Lease is hereby amended by deleting the words “or vacates the Premises for three (3) consecutive months.”

XIII.	Inapplicable and Deleted Lease Provisions.

Section 12.1 (Landlord’s Construction Obligations), Section 37 (Tenant Improvements), and Exhibit D (Proposed Tenant Improvements) of the Lease and Exhibit B (Tenant Work Letter) of the Second Amendment shall have no applicability with respect to this Third Amendment.

Section 30 (Relocation of Premises) of the Lease is hereby deleted in its entirety and is of no further force or effect.

XIV.	Landlord Default.

Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure said default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default.

Except as otherwise expressly provided in the Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under the Lease abate based upon any default by Landlord of its obligations under the Lease.

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XV.	Flagpole, Monument Sign.

1.	In addition to Tenant’s signage rights set forth in Section 40 and Exhibit F of the Lease, which rights shall remain in full force and effect, Tenant, at Tenant’s sole cost and expense or as a portion of Landlord’s Contribution, shall have the right to install on the Property a flagpole flying the American flag (the “Flagpole”) in a location to be mutually agreed upon by Landlord and Tenant. The installation of said Flagpole shall be done in compliance with all applicable laws, codes and ordinances, and Tenant shall be responsible for obtaining all governmental permits and approvals, if any, required in connection therewith. The Flagpole shall be deemed Tenant’s Property and Tenant, at Tenant’s sole cost and expense, shall repair, maintain, and, at Landlord’s election, upon the expiration or earlier termination of the Lease, remove the Flagpole and repair any damage to the Property resulting from Tenant’s installation, presence, removal, or other activity related to the Flagpole.

2.	Tenant shall have the right, at Tenant’s sole expense (except that a portion of the Landlord’s Contribution may be applied toward such cost), to increase the size of the Building monument sign on which Tenant’s name appears as of the date of this Third Amendment. Any such work shall be done in accordance with plans and specifications therefor that have been prepared by Tenant and approved in advance, in writing by Landlord and in compliance with all applicable laws and regulations. Tenant acknowledges that such monument sign shall not be exclusive to Tenant and that Landlord may require, as part of the approval process, that Tenant provide sufficient space on such monument for signs of other tenants of the Building. Tenant shall be solely responsible for obtaining all permits and approvals required for the work to increase the size of such monument sign.

XVI.	Subordination, Non-Disturbance and Attornment Agreement.

Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its current mortgagee within sixty (60) days after the execution and delivery of this Third Amendment by the parties. Tenant agrees that (i) any such agreement shall be on such mortgagee’s standard form attached hereby as Exhibit G, with such commercially reasonable changes as may be agreed upon by the parties, and (ii) Tenant shall pay any charges (including legal fees) required by such mortgagee as a condition to entering into such agreement (but Tenant shall have the right to rescind the request for such agreement when the mortgagee first informs it of what those fees will be). If Landlord fails to obtain such agreement executed by such mortgagee on or before November 15, 2011, Tenant may elect to terminate this Third Amendment by giving Landlord written notice of such election at any time after such date and before Landlord obtains such executed agreement. If Tenant so elects, then this Third Amendment shall automatically terminate on the date that is thirty (30) days after Tenant delivers such termination notice, unless, on or before the expiration of such thirty-day period, Landlord deliver such executed agreement, in which event Tenant’s election to terminate shall automatically become void.

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XVII.	Removal of Tenant’s Property in Refusal Space.

The parties hereby acknowledge that Tenant has been storing Tenant’s personal property in the Refusal Space, and Tenant hereby agrees to remove all of Tenant’s personal property from the Refusal Space within forty-five (45) days following the execution and delivery of this Third Amendment by the parties.

XVIII.	Miscellaneous.

1. This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Third Amendment.

2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3. In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

4. Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant.

5. The capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

6. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment, other than Cushman & Wakefield (the “Broker”). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Third Amendment, other than the Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Third Amendment, other than the Broker. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Third Amendment, other than the Broker.

7. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

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8. Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

LANDLORD:

GLENBOROUGH WESTFORD CENTER, LLC, a Delaware limited liability company

By:	/s/ Raymond P. Trevisan
Name: Raymond P. Trevisan
Title: Vice President / Secretary

TENANT:

CYNOSURE, INC., a Delaware corporation

By:	/s/ Timothy W. Baker
Name: Timothy W. Baker
Title: Executive Vice President, Chief Financial Officer

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EXHIBIT G

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

See attached.

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